UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2007

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut	06410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2007, the Board of Directors of Alexion Pharmaceuticals, Inc. designated Scott Phillips, 30, as its principal accounting officer. Mr. Phillips has served as Alexion’s Corporate Controller and Chief Accounting Officer since April 30, 2007, when he joined the Company. Between November 2000 and April 2007, Mr. Phillips was employed by PricewaterhouseCoopers LLP, an independent public accounting firm, most recently as a senior manager in the technology audit practice, during which time Mr. Phillips managed the audits of both public and private corporations in the software, manufacturing and biotechnology sectors. Prior to PricewaterhouseCoopers, Mr. Phillips was employed by Ernst & Young LLP.

Prior to the designation of Mr. Phillips, the responsibilities of principal accounting officer were held by Vikas Sinha, Alexion’s Senior Vice President and Chief Financial Officer. Mr. Sinha continues to serve as Alexion’s Chief Financial Officer and principal financial officer.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: August 7, 2007	By:	/s/ Thomas I. H. Dubin
	Name:	Thomas I. H. Dubin
	Title:	Senior Vice President and General Counsel